UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2010

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 19, 2010, the Board of Directors of Allied Capital Corporation ("Allied Capital") unanimously rejected an unsolicited non-binding offer from Prospect Capital Corporation ("Prospect Capital") to acquire all of the issued and outstanding shares of Allied Capital in a stock-for-stock merger. Allied Capital’s Board of Directors has unanimously determined that such offer does not constitute a "Superior Proposal," as such term is defined in the Agreement and Plan of Merger, dated as of October 26, 2009, by and among Allied Capital, Ares Capital Corporation ("Ares Capital") and ARCC Odyssey Corp.

The unsolicited non-binding offer contains a proposed share exchange ratio of 0.385 Prospect Capital shares for each Allied Capital share which, based on the closing prices of Prospect Capital and Ares Capital as of January 19, 2010, without consideration of other relevant factors, would imply a small premium to the value of the exchange ratio provided for in the merger with Ares Capital. However, Allied Capital’s Board of Directors determined that the transaction contemplated by the unsolicited non-binding offer presents significant risks relating to, among other things, the ability for the combined company to maintain dividend payments post-closing and to access the capital markets on favorable terms to provide for future growth of the business and certainty of closing. In addition, the unsolicited non-binding offer is subject to significant contingencies, including, among other things, performance of due diligence by Prospect Capital and Allied Capital and negotiation of binding documentation. Allied Capital’s Board of Directors’ unanimous decision to reject the unsolicited non-binding offer was made after careful consideration thereof in consultation with Allied Capital’s management and external financial and legal advisors.

Allied Capital’s Board of Directors has also unanimously reaffirmed its recommendation that Allied Capital’s stockholders vote in favor of the approval of the pending merger with Ares Capital and the merger agreement with Ares Capital for the reasons that it initially approved the merger with Ares Capital, including, among other things, the resumption of dividend payments for Allied Capital’s stockholders, the combined company’s improved access to the debt capital markets on more favorable terms, the combined company’s improved access to the equity capital markets, the combined company’s increased liquidity and flexibility to provide for future growth of the business, the combined company’s increased portfolio diversity, the size and scope of Ares Capital’s investment manager and closing certainty for Allied Capital’s stockholders. Allied Capital notes that significant progress has been made on the pending merger with Ares Capital and that Ares Capital and Allied Capital believe, subject to receipt of stockholder approvals and certain third party consents, the transaction is on target for a closing in the first quarter of 2010. Allied Capital and Ares Capital hope to be able to distribute the joint proxy statement and voting instructions to their respective stockholders in the near future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

January 19, 2010	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer